Exhibit 99.1

ALPHA ENERGY, INC. CLOSES ON DEFINITIVE AGREEMENT TO ACQUIRE 5

PRODUCING AND 26 ADDITIONAL OIL AND GAS WELL BORES IN OKLAHOMA

HOUSTON, Texas, March 15, 2022 (GLOBE NEWSWIRE) – Alpha Energy, Inc. (OTC.PK - APHE) ("Alpha") announced today it has closed on a Purchase and Sale Agreement with Progressive Well Service, LLC (“Progressive”) to acquire 31 oil and gas assets in Oklahoma in the Coral Project.

Coral Project

On March 9, 2022, Alpha closed on associated assets under a definitive Purchase and Sale Agreement (“PSA”) with Progressive to acquire the Coral Project. Under the terms of the PSA, Alpha made a cash payment of six hundred thousand dollars ($600,000.00) less Option and Extension Payments previously tendered to Progressive, further adjusted for product sold and vendor invoices paid after the Effective Date. The PSA guarantees to Progressive a further payment of 3% of the net revenue stream from any new wells drilled in the Coral Project (the “Production Payment”) until Progressive has received an additional three hundred and fifty thousand dollars ($350,000.00). The transaction has an Effective Date of January 1, 2022 and a defined transition period as Alpha takes over operations. Alpha is a bonded Operator in the State of Oklahoma and the required forms for Change of Operator will be filed with the Oklahoma Corporation Commission. Alpha has purchased an insurance policy for the wells and well operations.

The Coral Project is comprised of certain held-by-production leases with both developed and undeveloped proven production on the Cherokee Uplift in Central Oklahoma. The acquisition includes 31 well bores, five of which are active. The company intends to bring as many of the inactive well bores into production as it can as soon as rig, equipment, and personnel availability permit.

The Company notes that the Project is west of the lands in eastern Oklahoma affected by a decision of the U.S. Supreme Court issued on July 9, 2020, McGirt v. Oklahoma, and therefore unaffected by this decision.

Management Commentary

Jay Leaver, President, said, “The acquisition of the Coral Project is a key step in Alpha’s strategy to grow the company using assets that are shallow, have good infrastructure and multiple potential target zones that can be acquired for a competitive price. It establishes Alpha as a functional Oil & Gas Operator with cash-flowing assets that have significant room for upside. An external independent engineering report on the property indicates significant potential for many of the inactive wells, either through repair and maintenance of existing equipment, stimulation of existing productive zones, or recompletion in pay zones identified on geophysical logs but not yet perforated. Additionally, the are undrilled potential locations on leases conveyed in the transaction. We at Alpha are looking forward to using this transaction as a springboard into an exciting and profitable future.”

Alpha Energy, Inc. is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas. Additional information is available on the Company's website at www.alpha-energy.us.

Safe Harbor

This press release contains forward-looking statements regarding Alpha Energy that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Alpha’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Alpha's operations or financial results are included in Alpha's other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Alpha does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

For more information contact John Lepin at info@alpha-energy.us.